Exhibit 10.2

7.1      Translation from Dutch

This translation can only be used in combination with and as explanation to the Dutch text. In the event of a disagreement or dispute relating to the interpretation of the English text the Dutch text will be binding. These general conditions are subject to Dutch law. This tenancy is subject to Dutch Law.


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     LEASE OF OFFICE ACCOMMODATION and other commercial accommodation within the
     meaning      of      Article      7:230A     of     the     Civil      Code
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     Model  established  by the  Real  Estate  Council  (ROZ)  on 30 July  2003.
     Alterations to and use of this model are only permitted if the text filled in, added or amended is clearly recognisable as such. Additions and amendments should preferably be incorporated under the heading "special conditions". All liability for detrimental consequences of the use of the
     model     is     hereby     expressly      excluded     by     the     ROZ.
     ---------------------------------------------------------------------------


The SIGNATORIES:

Fortis Vastgoed B.V., having his registered address at Archimedeslaan 6, 3584 BA Utrecht (The Netherlands), hereinafter referred to as "the Landlord", registered in the Trade Register under number 6083831, represented by Mr. R.W.M. Smeets

AND

Playlogic    International    N.V.    having   his   registered    address   at:
Concertgebouwplein 13, 1071 LL Amsterdam (The Netherlands), hereinafter referred to as "the Tenant", registered in the Trade Register under number 34169344, Turnover Tax number NL.8104.69.807.B.01.

Represented by her board Sloterhof Investments B.V. having her registered address at: Kaya Richard J. Beaujon ZN, Curacao, Dutch Antilles, registered in the Trade Register under number 87611 at her turn legally represented by Mr. W.M. Smit, company director, having his registered address at 1180 Brussel, (Belgium), Maretaklaan 30B, born in Amsterdam, 16 October 1946, having full powers for Playlogic International N.V., Amsterdam (The Netherlands), registered in the Trade Register under number 34169344.


HAVE AGREED AS FOLLOWS:

The Subjects, Intended use

1.1 The Landlord hereby lets to the Tenant and the Tenant hereby rents from the Landlord circa 1.350 m2 office accommodation at the second floor (being circa 711 m2 to the front and circa 639 m2 at the south side) and 18 parking places, of which 12 parking places at the parking deck and 6 parking places at the parking space in front of the office, as drawn in sketch annexed as an Appendix, hereinafter referred to as "the Subjects", known as "Meerparc", whose address is: Amstelveenseweg 638-710, Amsterdam, cadastral indication Gemeente Amsterdam, Section AD, Number 583, which office accommodation is more particularly indicated on the sketch thereof annexed as an Appendix to, and forming part of, this contract and initialled by the parties and the official report on transfer, also initialled by the parties, containing details of those systems and other provisions which do and do not form part of the Subjects and also containing a description of the condition in which the Subjects are handed over, supplemented by any photographs initialled by the parties.

1.2 The Subjects are intended exclusively for use by or on behalf of the Tenant as office accommodation and parking spaces.

1.3 The Tenant shall not be permitted to allocate a different use to the Subjects than that detailed in 1.2 unless the Landlord has given prior written permission to do so.

1.4  The maximum permitted floor loading in the Subjects is circa 250 kg/m2.

Conditions

2.1 The "GENERAL TERMS AND CONDITIONS FOR LEASE OF OFFICE ACCOMMODATION, and other commercial accommodation within the meaning of Article 7:230A of the Civil Code", lodged with the Clerk of the Court in The Hague on 11 July 2003 and registered there under number 72/2003, hereinafter referred to as "the General Conditions", shall form part of this contract. The parties are familiar with contents of these General Conditions. The Landlord and the Tenant have each received a copy of them.

2.2 The General Conditions referred to in Clause 2.1 shall apply except insofar as expressly amended in this contract or insofar as their application is not possible in relation to the Subjects.

Duration, extension and termination

3.1 This contract is entered into for a period of 6 years, commencing on 1 June 2005 and continuing up to and including 31 May 2011.

3.2  This contract shall  continue  after the expiry of the period  mentioned in
     3.1 for a consecutive period of 5 years, therefore up to and including 31 May 2016. Only the Tenant has the possibility to terminate this contract at 31 May 2011. This contract shall thereafter continue for periods of 5 years at a time.

3.3 Termination of this contract shall be effected by notice of termination with effect from the end of a rental period, with a period of notice of at least twelve months.

3.4 Notice of termination must be given by bailiff's service or by registered letter.

Rental, Turnover Tax, Rent Review, Obligation for payment, Payment periods

4.1 The commencing rental for the Subjects amounts to (euro) 303.900,- per annum (in words: three hundred three thousand nine hundred euro,-)

4.2 The parties have agreed that the Landlord shall charge Turnover Tax on the rental. If rental without Turnover Tax has been agreed, the Tenant shall be liable to pay to the Landlord a separate amount, in addition to the rental, as compensation for the loss suffered or to be suffered by the Landlord or his legal successors because the Turnover Tax on investment and development costs will not or no longer be deductible. The provisions of Clause 19.1 to 19.9, inclusive, of the General Conditions shall not then be applicable.

4.3 If the parties have agreed to rental subject to Turnover Tax, the Landlord and the Tenant shall avail themselves of the opportunity to waive, on the basis of Information Note 45, Order of 24 March 1999, no. VB 99/571, the service of a joint option request for a rental subject to Turnover Tax. By signing the Lease Contract, the Tenant declares, also for the benefit of the Landlord's legal successors, that it shall use the Subjects or cause them to be used continuously for purposes for which a complete or virtually complete deduction of Turnover Tax is available under Section 15 of the Turnover Tax Act 1968.

4.4  The Tenant's financial year runs from 1 January to 31 December inclusive.

4.5 The rental shall be reviewed annually as at 1 June, for the first time with effect from 1 June 2006, in accordance with Clause 9.1 to 9.4 inclusive of the General Conditions.

4.6 The amount due by the Tenant for ancillary supplies and services provided by or on behalf of the Landlord shall be determined in accordance with Clause 16 of the General Conditions. A system of advance payments with subsequent re-calculation shall be applied to these advance payments as detailed in said Clause.

4.7      The Tenant's payment obligations shall comprise:

     -    - the rental

     -    - the separate payment if rental without Turnover Tax has been agreed

     - - the Turnover Tax if the parties have agreed on a rental subject to Turnover Tax

     - - the advance payment for the ancillary supplies and services arranged by or on behalf of the Landlord, together with Turnover Tax due thereon

4.7.2 The Tenant's obligation to pay Turnover Tax on the rental shall discontinue if the Subjects may no longer be let out subject to Turnover Tax, even though the parties have agreed that they should be. In such a case, the payments specified in the provisions of Clause 19.3 of the General Conditions shall be substituted for Turnover Tax and the advance payment specified in Clause 19.3, sub a, still to be determined by both parties.

4.8 For every payment period of 3 month(s), the payments, on commencement of the Lease, shall be: - the rental

         (euro)            75.975,00

         - Turnover Tax due on the rental, or

         (euro)            14.435,25
         - the advance payment for ancillary supplies and services arranged by or on behalf of the Landlord, together with the Turnover Tax due thereon

         (euro)           10.040,63

                       -----------------
       TOTAL
             (euro)       100.450,88


     (in words: hundred thousand four hundred fifty Euro and eighty eight Euro cents).



4.9 Taking into account the date of entry under the Lease, the Tenant's first payment shall relate to the period from 1 June 2005 to 30 June 2005 inclusive and the amount due for this first period shall be (euro) 3310,10. This amount is inclusive of Turnover Tax due in respect of the rental, but only if the parties have agreed to rental subject to Turnover Tax. For the period as from 1 June 2005 to 31 May 2006 the Tenant shall only pay the advance payment for the ancillary supplies and services arranged by or on behalf of the Landlord, together with Turnover Tax due thereon according to Art. 8.11.

4.10 The periodical payments due by the Tenant to the Landlord under this Lease, as detailed in Clause 4.8, shall be paid in one sum, in advance, in euros and must be paid in full on or before the first day of the payment period to which they relate.

4.11 Unless otherwise stated, all amounts stated in this Lease Contract, and the General Conditions which form part of it, are exclusive of Turnover Tax.

Supplies and services

5. The parties agree that the ancillary supplies and services to be arranged provided by or on behalf of the Landlord are as follows:

         - Maintenance and checking of installations stated below:
         - Central heating, airco- and ventilation system;
         - Building maintenance system;
         - Fire maintenance system;
         - Fire alarm system;
         - Automatic doors;
         - Elevator installation;
         - Automatic barrier system parking space and parking deck;
         - Entrance control system;
         - Maintenance installation for the front of the building;
         - Water installation including measures against batteries;
         - Inspection costs for building installations;
         - Maintenance of garden and outside facilities;
         - Sanitary supplies
         - Cleaning costs of communal areas, elevators, windows outside, windows communal areas, terraces and parking spaces;
         - Replacement of lighting in the communal areas;
         - Vermin control;
         - Telephone expenses (communal installations);
         - Maintenance of fire alarm system;
         - Disposal transport;
         - Water/gas including standard extra charge for communal areas;
         - Electricity including standard extra charge for the installations and the lighting of communal areas;
         - Control of slitheriness;
         - 5% admin costs for above mentioned deliveries and services;
         - Electricity use of the Tenant will be determined by measurement;
         - VAT for above mentioned supplies and services.


Bank Guarantee

6. The amount of the bank guarantee specified in Clause 12.1 of the General Conditions is hereby established between the parties to be (euro) 100.00,00 (in words: hundred thousand euro,-).

Manager 7.1 Until the Landlord advises otherwise,  the Manager shall be: Kruse &
     Lampoo (070-319 80 30).

7.2 Unless agreed otherwise in writing, the Tenant should consult with the Manager on the contents of and all other circumstances pertaining to this Lease.


Thus agreed and signed in duplicate,

place                                                         date
place                                                         date
Amsterdam                           25 April 2005
Amsterdam                           25 April 2005



Playlogic International N.V.
Fortis Vastgoed B.V.
W.M. Smit
R.W.M. Smeets


Appendices:
-        the General Conditions
-        sketch of the leased commercial accommodation
-        official report on transfer
-        bank Guarantee
-        design illuminated sign
-        sketch illuminated sign
-        sketch dividing parking space
-        copy of Power of Attorney

Separate signature(s) of the Tenant(s) (each) acknowledging receipt of a copy of the GENERAL TERMS AND CONDITIONS FOR LEASE OF OFFICE ACCOMMODATION and other commercial accommodation within the meaning of Article 7:230A of the Civil Code, as specified in Clause 2.

Signature(s) of Tenant(s):

Playlogic International N.V.